EXHIBIT 99.2

US DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND DECEMBER 31, 2007

INTRODUCTION

On February 14, 2008, US Dry Cleaning Corporation (the "Company") completed the acquisition of certain assets and liabilities of TEAM Enterprises, Inc. and Affiliates ("Team”) in a purchase business combination by issuing 2,044,667 shares of its restricted common stock, paying cash of $1,572,000, issuing senior debt of $1,472,000, and the assumption of $44,000 in liabilities.  Team has a December 31 year-end.

Team consists of Team Enterprises, Inc. (a New Mexico corporation), Bell Hop Cleaners of California, Inc. (a New Mexico corporation), Fabricare Services, Inc. (a California corporation), and Team Equipment, Inc. (a California corporation).  All such entities were under common control and ownership prior to the purchase.

The following unaudited pro forma combined consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only. The unaudited pro forma financial statements are subject to a number of estimates, assumptions, and other uncertainties and are not necessarily indicative of the combined financial position at an earlier date, the results of operations for future periods, or the results that would have been realized had the Company and Team been a combined entity during the specified periods. The unaudited pro forma financial statements (including the notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes of the Company and Team incorporated herein by reference or included elsewhere herein. The Company's historical financial statements incorporated herein by reference are the audited September 30, 2007 consolidated financial statements included in the related Form 10-KSB and the unaudited December 31, 2007 condensed consolidated financial statements included in the related Form 10-QSB filed with the Securities and Exchange Commission.

The following unaudited pro forma financial statements give effect to the purchase of 100% of the equity interest in Team by the Company using the purchase method of accounting. The unaudited pro forma financial statements are based on the respective historical financial statements and the notes thereto of the Company and Team. The unaudited December 31, 2007 pro forma combined consolidated balance sheet, which assumes that the purchase took place on December 31, 2007, combines the unaudited interim consolidated balance sheet of the Company and the audited year-end balance sheet of Team as of such date. The unaudited pro forma combined consolidated statements of operations for the year ended September 30, 2007 and the three months ended December 31, 2007, which assume that the purchase took place on October 1, 2006, combine (1) the audited consolidated statement of operations of the Company for the year ended September 30, 2007 and the unaudited statements of operations of Team for the year ended September 30, 2007 and (2) the unaudited statements of operations for both the Company (consolidated) and Team for the three months ended December 31, 2007.

The pro forma adjustments described in the accompanying notes are based on management's estimates of the fair value of the consideration paid and the net assets acquired. The Company’s management has estimated the fair value of the consideration paid to be $5,246,454 as follows: (1) 2,044,667 common shares given at $0.86 per share (the closing price of the Company’s common stock on the purchase date) equaling $1,758,414 less a marketability discount of $145,000 (approximately 8%) for a net value of $1,613,414; (2) cash totaling $1,572,000; (3) senior debt of $1,472,000 bearing annual interest at 10%; (4) acquisition costs incurred totaling $545,000; and (5) assumed liabilities of $44,040 for a total purchase price consideration of $5,246,454.

US DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

	HISTORICAL				US DRY CLEANING
	US DRY		PRO FORMA		COMBINED
	CLEANING	TEAM	ADJUSTMENTS		CONSOLIDATED
	CONSOLIDATED	COMBINED	AMOUNT	REF	PRO FORMA

ASSETS
Current Assets
Cash	$1,722,000	$129,000	$(1,701,000)	C,D	$150,000
Accounts receivable, net	496,000	-	-		496,000
Notes receivable	-	192,000	(192,000)	C,D	-
Related party receivable	-	19,000	(19,000)	C,D	-
Deferred acquisition costs	642,000	-	(545,000)	C,D	97,000
Prepaid expenses and other current assets	199,000	194,000	(93,000)	C,D	300,000
Total Current Assets	3,059,000	534,000	(2,550,000)		1,043,000
Property and Equipment, net	1,732,000	351,000	349,000		2,432,000
Other Assets
Deposits	152,000	-	-		152,000
Deferred financing costs, net	70,000	-	-		70,000
Goodwill	5,362,000	-	3,959,000	C,D	9,321,000
Intangible assets and other assets	508,000	39,000	491,000	C,D	1,038,000
Total Other Assets	6,092,000	39,000	4,450,000		10,581,000
Total Assets	$10,883,000	$924,000	$2,249,000		$14,056,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,162,000	$255,000	$(255,000)	C,D	$3,162,000
Capital lease obligation, current	186,000	44,000	44,000	C,D	274,000
Notes payable, current	289,000	-	-		289,000
Related party notes payable, current	-	150,000	(150,000)	C,D	-
Convertible notes payable, net of discount	525,000	-	-		525,000
Line of credit	1,050,000	-	-		1,050,000
Total Current Liabilities	5,212,000	449,000	(361,000)		5,300,000
Long Term Liabilities
Capital lease obligation, net of current	245,000	-	-		245,000
Notes payable, net of current	342,000	-	-		342,000
Convertible notes payable, net of current	3,318,000	-	1,472,000	C,D	4,790,000
Total Long Term Liabilities	3,905,000	-	1,472,000		5,377,000
Total Liabilities	9,117,000	449,000	1,111,000		10,677,000

Stockholders' Equity
Common stock at par value	22,000	147,000	(145,000)	D	24,000
Additional paid-in capital	23,726,000	33,000	1,578,000	D	25,337,000
Stockholder receivable	(766,000)	-	-		(766,000)
Retained earnings (accumulated deficit)	(21,216,000)	295,000	(295,000)	D	(21,216,000)
Total Stockholders' Equity	1,766,000	475,000	1,138,000		3,379,000
Total Liabilities and Stockholders' Equity	$10,883,000	$924,000	$2,249,000		$14,056,000

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

US DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2007

	HISTORICAL				US DRY CLEANING
	US DRY		PRO FORMA		COMBINED
	CLEANING	TEAM	ADJUSTMENTS		CONSOLIDATED
	CONSOLIDATED	COMBINED	AMOUNT	REF	PRO FORMA

Net Sales	$8,432,000	$6,957,000	$-		$15,389,000

Cost of Sales	4,234,000	4,844,000	-		9,078,000

Gross Profit	4,198,000	2,113,000	-		6,311,000

Operating Expenses
Delivery expenses	752,000	169,000	-		921,000
Store expenses	2,172,000	866,000	-		3,038,000
Selling expenses	835,000	212,000	-		1,047,000
Administrative expenses	5,773,000	526,000	-		6,299,000
Impairment of goodwill	1,961,000	-	-		1,961,000
Depreciation and amortization expense	346,000	170,000	64,000	E	580,000
Other	50,000	457,000	-		507,000
Total Operating Expenses	11,889,000	2,400,000	64,000		14,353,000

Operating Loss	(7,691,000)	(287,000)	(64,000)		(8,042,000)

Other Expense	(2,143,000)	(29,000)	(165,000)	E	(2,337,000)

Loss Before Income Taxes	(9,834,000)	(316,000)	(229,000)		(10,379,000)

Provision for Income Taxes	-	-	-		-

Net Loss	$(9,834,000)	$(316,000)	$(229,000)		$(10,379,000)

Basic and Diluted Loss per Common Share					$(0.56)

Basic and Diluted Weighted Average Number of Common Shares Outstanding					18,632,349

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

US DRY CLEANING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2007

					US DRY
	HISTORICAL				CLEANING
	US DRY		PRO FORMA		COMBINED
	CLEANING	TEAM	ADJUSTMENTS		CONSOLIDATED
	CONSOLIDATED	COMBINED	AMOUNT	REF	PRO FORMA

Net Sales	$2,371,000	$1,641,000	$-		$4,012,000

Cost of Sales	1,181,000	1,318,000	-		2,499,000

Gross Profit	1,190,000	323,000	-		1,513,000

Operating Expenses
Delivery expenses	200,000	48,000	-		248,000
Store expenses	777,000	216,000	-		993,000
Selling expenses	162,000	53,000	-		215,000
Administrative expenses	1,510,000	121,000	-		1,631,000
Depreciation and amortization expense	96,000	98,000	(39,500)	E	154,500
Other	10,000	32,000	-		42,000
Total Operating Expenses	2,755,000	568,000	(39,500)		3,283,500

Operating Loss	(1,565,000)	(245,000)	39,500		(1,770,500)

Other Expense	(295,000)	(3,000)	(46,000)	E	(344,000)

Loss Before Income Taxes	(1,860,000)	(248,000)	(6,500)		(2,114,500)

Provision for Income Taxes	-	-	-		-

Net Loss	$(1,860,000)	$(248,000)	$(6,500)		$(2,114,500)

Basic and Diluted Loss per Common Share					$(0.10)

Basic and Diluted Weighted Average Number of Common Shares Outstanding					21,834,452

  The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

US DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2007

Note (A) Basis of Presentation

The unaudited pro forma combined consolidated balance sheet assumes that the purchase took place on December 31, 2007 and that certain assets and liabilities of Team were acquired/assumed by the Company. Such financial statement combines the historical balance sheets of the Company and Team at December 31, 2007. The unaudited pro forma combined consolidated statements of operations assume that the purchase took place on October 1, 2006, and combine the historical statement of operations of the Company (consolidated) and Team for the year ended September 30, 2007 and the three months ended December 31, 2007. The historical statement of operations of Team for the year ended September 30, 2007 was prepared by starting with the audited statement of operations for the year ended December 31, 2007, excluding the statement of operations for the three months ended December 31, 2007, and adding the statement of operations for the three months ended December 31, 2006. All adjustments resulting from the audit of Team for the years ended December 31, 2007 and 2006 were recast to the proper quarterly periods in preparing the historical statement of operations for the year ended September 30, 2007. The aforementioned historical financial statements have been adjusted as discussed in the notes below.

There were no significant transactions on a combined basis between the acquired entities and the Company during the periods presented.

Note (B) Introduction to the Unaudited Pro Forma Adjustments

The accompanying pro forma information, including the allocation of the purchase price, is based on management's estimates of (1) the net assets acquired and (2) the fair value of the consideration given by the Company to consummate the purchase.  The principal reason that the Company agreed to pay a purchase price for Team in excess of its recorded net assets was to acquire an established revenue stream.

Note (C)

To reflect the excess of the total acquisition cost over the estimated fair value of the tangible and identifiable intangible assets acquired less liabilities assumed. The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:
Cash	$1,572,000
Restricted common stock issued ($0.86 per share less 8% marketability discount)	1,613,000
10% Senior Convertible Debt	1,472,000
Acquisition costs incurred by the Company	545,000
Liabilities assumed by the Company	44,000
Total purchase consideration	5,246,000

Allocated to:
Historical book value of Team assets and liabilities:
Property and equipment	351,000
Prepaid expenses and deposits	101,000
Liabilities assumed	(44,000)
408,000
Adjustments to reflect assets and liabilities at estimated fair value:
Property and equipment	349,000
Noncompete agreement	470,000
Trademark portfolio	60,000
Excess of purchase price over allocation to identifiable assets and liabilities (goodwill)	$3,959,000

If the purchase had been consumated on October 1, 2006, the Company would have recorded additional interest, depreciation and amortization expense as reflected in the accompanying pro forma financial statements.

Note (D)

To reflect (1) the elimination of the stockholders' equity accounts of Team and certain Team assets and liabilities not purchased or assumed by the Company, (2) the equity component of the purchase price, and (3) the purchase price allocation as reflected above in Note (C).

Note (E)

To reflect the elimination of Team interest expense and the increased interest expense of the Company as a result of issuance of the $1,472,000 senior debt bearing interest at 10% annually.  Also to reflect (1) increased depreciation and amortization expense as a result of adjusting the carrying value of Team’s property and equipment from $351,000 to $700,000, depreciated on a straight-line basis over 5 years and (2) amortization of the $470,000 covenant not-to-compete on a straight-line basis over 5 years.  Finally, to reflect the pro forma loss of interest income on the $1,572,000 cash consideration paid at 3% annually.

Note (F)

Since the unaudited pro forma combined consolidated statements of operations report a loss, there is no income tax effect of the above pro forma adjustments.  Since the Company purchased certain net assets of Team, but did not acquire the Team legal entities via a stock purchase, the tax net operating loss and tax credit carryforwards of Team remain with the separate Team legal entities.

Note (G)

Pro forma basic loss per common share is computed by dividing the pro forma net loss applicable to common stockholders by the pro forma weighted average number of common shares assumed to be outstanding during the periods of computation. Pro forma diluted loss per common share is computed using the pro forma weighted average number of common shares and, if dilutive, potential common shares outstanding during the periods. During the pro forma periods presented, there were no additional potentially dilutive common shares (that is, resulting from the purchase transaction) that were excluded from pro forma diluted loss per common share because they were anti-dilutive.